Exhibit 10.2
Appendix A
SPECIAL TERMS AND CONDITIONS FOR EQUITY AWARDS GRANTED TO TIMKEN PARTICIPANTS IN FRANCE
This Appendix A contains special terms and conditions of grants of time-based Restricted Stock Units (“RSUs”) and performance-based Restricted Stock Units (“PRSUs” and together with RSUs, the “Awards”) made pursuant to The Timken Company 2019 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time (the “Plan”), and the related Time-Based Restricted Stock Units Agreement (the “RSU Agreement”) and the Performance-Based Restricted Stock Units Agreement (the “PRSU Agreement” and together with the RSU Agreement, the “Agreements”), that will apply to you if you reside in France. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the applicable Agreement. This Appendix A is part of each Agreement.
This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your Awards. The information is based on the securities, exchange control and other laws in effect in France as of February 2026. Such laws are often complex and change frequently. The Timken Company (the “Company”) therefore strongly recommends that you do not rely on the information in this Appendix A as the only source of information relating to the consequences of the Awards because such information may be outdated when the Awards vest and/or you sell any Common Shares after vesting.
In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the Awards were granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.

Exhibit 10.2
TERMS AND CONDITIONS APPLICABLE TO ALL OF THE AWARDS
1.    Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Awards by electronic means. Grantee has consented to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by Company.
2.    Nature of Grant. Grantee acknowledges that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or the Agreements;
(b)    the grants of the Awards are voluntary and occasional and do not create any contractual or other right to receive future grants of the Awards, or benefits in lieu of the Awards, even if the Awards have been granted repeatedly in the past;
(c)    all decisions with respect to future grants of the Awards, if any, will be at the sole discretion of the Company;
(d)    Grantee is voluntarily participating in the Plan;
(e)    the Awards are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company, its Subsidiaries, and/or its affiliates, and that is outside the scope of Grantee’s employment contract with the Company or its affiliates, if any;
(f)    the Awards are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments;
(g)    the future value of the underlying Common Shares is unknown and cannot be predicted with certainty;
(h)    in consideration of the grant of the Awards, no claim or entitlement to compensation or damages shall arise from forfeiture or termination of the Awards or diminution in value of the Awards or the Common Shares resulting from Grantee’s termination of employment (for any reason whatsoever and whether or not in breach of local labor laws); and
(i)    notwithstanding any terms or conditions of the Plan to the contrary, in the event of the involuntary termination of Grantee’s employment, Grantee’s right to receive the Awards and vest in the Awards under the Plan, if any, will terminate effective as of the date that Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment

Exhibit 10.2
would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the involuntary termination of employment, Grantee’s right to vest in the Awards after termination of employment, if any, will be measured by the date of termination of Grantee’s active employment and will not be extended by any notice period mandated under local law.
3.    Language. By signing each Agreement, Grantee acknowledges that Grantee has agreed to the receipt of the Agreements and all documents related to the Awards in the English language.
NOTIFICATIONS APPLICABLE TO ALL OF THE AWARDS
Data Privacy. Please consult the notice addressing the EU General Data Protection Regulation, which is attached hereto as Addendum 1.
Exchange Control Information. If you import or export cash (e.g., sales’ proceeds received under the Plan) with a value equal to or exceeding €10,000 and do not use a financial institution to do so, you must submit a report to the customs and excise authorities. If you maintain a foreign bank account, you are required to report such account to the French tax authorities when filing your annual tax return.
EU Prospectus Regulation. Please consult the information statement addressing the employee share plan exemption under the EU Prospectus Regulation, which is attached hereto as Addendum 2.

TERMS AND CONDITIONS APPLICABLE ONLY TO RSUs
Qualified Award. Your grant of RSUs is being made pursuant to the French Sub-Plan, which is attached hereto as Addendum 3, and which contains additional terms and conditions that govern your RSUs and participation in the Plan. Please review that document carefully. Furthermore, the RSUs evidenced by the RSU Agreement are intended to meet the requirements of Articles L.225-197-1 et seq. of the French commercial code relating to grants of French tax qualifying awards (“actions gratuites”).
Death or Disability. Section 4(a) of the RSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):
“(a)     Death or Permanent Disability: If Grantee dies or becomes Permanently Disabled (as defined below) while employed by the Company or any Subsidiary, then the RSUs will immediately Vest in full upon Grantee’s death or Permanent Disability. If Grantee dies or becomes Permanently Disabled during the period that Grantee is deemed to be in the continuous employ of the Company or a Subsidiary pursuant to Section 4(b), 4(d) or 4(e), then the RSUs will immediately Vest in full upon Grantee’s death or Permanent Disability, except that if Section 4(e) applies, the RSUs will immediately Vest only to the extent that the RSUs would have become Vested during the severance period pursuant to Section 4(e). For purposes

Exhibit 10.2
of this Agreement, “Permanently Disabled” means disability as determined in categories 2 and 3 under article L. 341-4 of the French Social Security Code as amended.”
Change in Control. Section 4(c)(i) of the RSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):
“(i)     Upon a Change in Control that occurs during the period that commences on the Date of Grant and ends on the fourth Vesting Date (such period, the “Restriction Period”) while Grantee is an employee of the Company or a Subsidiary, except to the extent that a Replacement Award for the RSUs is provided to Grantee, any RSUs that remain outstanding and have not yet Vested as of such Change in Control will immediately Vest in full; provided, however, that (A) if the Change in Control occurs before the first anniversary of the Date of Grant, the RSUs will be forfeited in full, and (B) if the Change in Control occurs between the first anniversary of the Date of Grant and the second anniversary of the Date of Grant, the Common Shares issued upon Vesting may not be transferred or sold until the second anniversary of the Date of Grant. If Grantee is deemed to be in the continuous employ of the Company or a Subsidiary pursuant to Section 4(b), 4(d) or 4(e), then, upon a Change in Control that occurs after the second anniversary of the Date of Grant, any RSUs that remain outstanding and that have not yet Vested as of such Change in Control will immediately Vest in full, except that if Section 4(e) applies, the RSUs will Vest only to the extent that the RSUs would have become Vested during the severance period pursuant to Section 4(e).”
Alternative Vesting of RSUs – Divestiture. The first sentence of Section 4(d) of the RSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):
“If Grantee’s employment with the Company or a Subsidiary terminates as the result of a Divestiture (as defined below, and to the extent French law permits such termination), then Grantee will continue to Vest in any RSUs that remain outstanding and have not yet vested at the time of termination in accordance with the vesting schedule described in Section 3 until the earlier of (i) the end of the Restriction Period and (ii) the occurrence of an event referenced in Section 4(a) or 4(c).”
Form and Time of Payment of RSUs. For the avoidance of doubt, notwithstanding any provision in the RSU Agreement, this Appendix A or the Plan to the contrary, payment for Vested RSUs as provided in Section 6 of the RSU Agreement will only be made in Common Shares for participants in France.

Exhibit 10.2
Clawback; Recapture. Section 9(a) of the RSU Agreement will only apply to the RSUs to the extent permitted by applicable law. Section 9(b)(ii) of the RSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):
“(ii) prevents Grantee, without prior notice to the Company, in accordance with applicable law, from the internal or external reporting, or public disclosure, of possible legal violations. Within the framework of applicable law, these acts include reporting to authorities without prior notice to the Company or any of the Company’s affiliates that employ Grantee, or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purposes of clarity Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act or to any comparable government agencies pursuant to applicable legislation in non-U.S. jurisdictions.”
Acceleration of Vesting. For the avoidance of doubt, notwithstanding any provision in the RSU Agreement, this Appendix A or the Plan to the contrary, and in compliance with minimum vesting requirements and exceptions provided for under the Plan and the French Sub-Plan (if any), if Grantee’s employment with the Company or a Subsidiary terminates as a result of (a) Grantee’s Retirement pursuant to Section 4(b) of the RSU Agreement, (b) a Divestiture pursuant to Section 4(d) of the RSU Agreement, or (c) a Termination Without Cause pursuant to Section 4(e) of the RSU Agreement, the Committee may, in its sole discretion, accelerate the Vesting of the RSUs so that it occurs on the date of such termination, but only to the extent (i) such acceleration is permissible under Section 409A of the Code (if Section 409A of the Code is applicable to the RSUs) and does not result in adverse consequences to the Company, a Subsidiary or Grantee under applicable law, (ii) such acceleration occurs after the second anniversary of the Date of Grant, and (iii) if Grantee is an officer of the Company under Section 16 of the Exchange Act, requisite corporate approval has been obtained.

TERMS AND CONDITIONS APPLICABLE ONLY TO PRSUs
Qualified Award. Your grant of PRSUs is being made pursuant to the French Sub-Plan, which is attached hereto as Addendum 3, and which contains additional terms and conditions that govern your PRSUs and participation in the Plan. Please review that document carefully. Furthermore, the PRSUs evidenced by the PRSU Agreement are intended to meet the requirements of Articles L.225-197-1 et seq. of the French commercial code relating to grants of French tax qualifying awards (“actions gratuites”).
Death or Permanent Disability. Section 4(a) of the PRSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):
“(a)     Death or Permanent Disability: If Grantee dies or becomes Permanently Disabled (as defined below) while employed by the Company or any Subsidiary, then Grantee will Vest in a number of PRSUs equal to the

Exhibit 10.2
product of (i) the number of PRSUs in which Grantee would have Vested in accordance with the terms and conditions of Section 3 if Grantee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant until the payment date of the Vested PRSUs under Section 6(a) or the occurrence of a Change in Control to the extent a Replacement Award is not provided, whichever occurs first, multiplied by (ii) a fraction (in no case greater than 1) the numerator of which is the number of whole months from the first day of the Performance Period through the date of such death or Permanent Disability and the denominator of which is 36. PRSUs that Vest in accordance with this Section 4(a) will be paid as set forth in Section 6(a) of this Agreement. For purposes of this Agreement, “Permanently Disabled” means disability as determined in categories 2 and 3 under article L. 341-4 of the French Social Security Code as amended.”
Retirement. Section 4(b) of the PRSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):
“(b)     Retirement: If Grantee Retires (as defined below), then Grantee will Vest in a number of PRSUs equal to the product of (i) the number of PRSUs in which Grantee would have Vested in accordance with the terms and conditions of Section 3 if Grantee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant until the payment date of the Vested PRSUs under Section 6(a) or the occurrence of a Change in Control to the extent a Replacement Award is not provided, whichever occurs first, multiplied by (ii) a fraction (in no case greater than 1) the numerator of which is the number of whole months from the first day of the Performance Period through the date of such Retirement and the denominator of which is 36; provided, however, that (A) if the Change in Control occurs before the first anniversary of the Date of Grant, the PRSUs will be forfeited in full, and (B) if the Change in Control occurs between the first anniversary of the Date of Grant and the second anniversary of the Date of Grant, the Common Shares issued upon the Change in Control may not be transferred or sold until the second anniversary of the Date of Grant. PRSUs that Vest in accordance with this Section 4(b) will be paid as set forth in Section 6(a) of this Agreement. For purposes of this Agreement, “Retire” or “Retirement” means: (I) Grantee’s voluntary termination of employment at or after age 62 or (II) Grantee’s termination of employment in accordance with applicable non-U.S. local law, if such non-U.S. law requires such termination to be treated as a retirement based on different criteria than those set forth in the preceding clause (I).”
Change in Control. Section 4(c)(i) of the RSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):

Exhibit 10.2
“(i)     Upon a Change in Control that occurs during the Restriction Period while Grantee is an employee of the Company or a Subsidiary or during the period that Grantee is deemed to be in the continuous employ of the Company or a Subsidiary pursuant to Section 4(a), 4(b), 4(d) or 4(e), any PRSUs that remain outstanding and have not yet Vested as of such Change in Control will Vest, except to the extent that a Replacement Award for the RSUs is provided to Grantee) as follows: the Performance Period will terminate and the Committee as constituted immediately before the Change in Control will determine and certify the Vested PRSUs based on actual performance through the most recent date prior to the Change in Control for which achievement of the Performance Metrics can reasonably be determined; provided, however, that (A) if the Change in Control occurs before the first anniversary of the Date of Grant, the PRSUs will be forfeited in full, and (B) if the Change in Control occurs between the first anniversary of the Date of Grant and the second anniversary of the Date of Grant, the Common Shares issued upon the Change in Control may not be transferred or sold until the second anniversary of the Date of Grant. PRSUs that Vest in accordance with this Section 4(c)(i) will be paid as set forth in Section 6(b) of this Agreement.”
Alternative Vesting of PRSUs – Divestiture. The first sentence of Section 4(d) of the PRSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):
“If Grantee’s employment with the Company or a Subsidiary terminates as the result of a Divestiture (as defined below, and to the extent French law permits such termination), then Grantee shall Vest in the PRSUs in accordance with the terms and conditions of Section 3 as if Grantee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant until the end of the three-year period described in Section 3 or the occurrence of a circumstance referenced in Section 4(a) or Section 4(c), whichever occurs first.”
Form and Time of Payment of PRSUs. For the avoidance of doubt, notwithstanding any provision in the PRSU Agreement, this Appendix A or the Plan to the contrary, payment for Vested PRSUs as provided in Section 6 of the PRSU Agreement will only be made in Common Shares for participants in France.
Clawback; Recapture. Section 9(a) of the PRSU Agreement will only apply to the PRSUs to the extent permitted by applicable law. Section 9(b)(ii) of the PRSU Agreement is hereby amended in its entirety to read as follows (with the revised language in italics):
“(ii) prevents Grantee, without prior notice to the Company, in accordance with applicable law, from the internal or external reporting, or public disclosure, of possible legal violations. Within the framework of applicable law, these acts include reporting to authorities without prior notice to the Company or any of the Company’s affiliates that employ Grantee, or otherwise testifying or participating

Exhibit 10.2
in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purposes of clarity Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act or to any comparable government agencies pursuant to applicable legislation in non-U.S. jurisdictions.”
Acceleration of Vesting. For the avoidance of doubt, notwithstanding any provision in the PRSU Agreement, this Appendix A, and the Plan to the contrary, and in compliance with minimum vesting requirements and exceptions provided for under the Plan (if any) and the French Sub-Plan (if any), if Grantee’s employment with the Company or a Subsidiary terminates as a result of (a) Grantee’s Retirement pursuant to Section 4(b) of the PRSU Agreement, (b) a Divestiture pursuant to Section 4(d) of the PRSU Agreement, or (c) a Termination Without Cause pursuant to Section 4(e) of the PRSU Agreement, the Committee may, in its sole discretion, accelerate the Vesting of the Award, so that it occurs on the date of such termination, but only to the extent (i) such acceleration is permissible under Section 409A of the Code (if Section 409A of the Code is applicable to the PRSUs) and does not result in adverse consequences to the Company, a Subsidiary or Grantee under applicable law, (ii) such acceleration occurs after the second anniversary of the Grant Date, and (iii) if Grantee is an officer of the Company under Section 16 of the Exchange Act, requisite corporate approval has been obtained.